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                                                               Exhibit 21


                            SUBSIDIARIES OF THE REGISTRANT

All 100% except as indicated:

     Mail-Well I Corporation, a Delaware corporation:

           Mail-Well Canada Holdings, Inc., a Delaware corporation:
                Supremex Inc.:
                     PNG Inc.
                     Classic Envelope Plus, Ltd (75%)
                     Innova Envelope
     Mail-Well Trade Receivables Corp., a Colorado corporation

     Murray Envelope Holdings, Inc., a Colorado corporation
     (100% voting; 90% capital stock):
          Murray Envelope Corp., a Mississippi corporation:
               Barkley, Inc., a California corporation
               Niagara-Murray Envelope Co., Inc., a Mississippi corporation Atlantis Index, Inc., a Mississippi corporation (50%) Consolidated Converting Services, Inc., a Mississippi
                corporation (20%)

     Graphic Arts Center, Inc., a Delaware corporation

     Mail-Well West, Inc., a Delaware corporation

     Wisco Envelope Corp, a Tennessee corporation:
          Wisco II, LLC, A Delaware limited liability company
          Wisco III, LLC, A Delaware limited liability company

     Poser Business Forms, Inc., a Delaware corporation

     Mail-Well Label Holdings, Inc., a Colorado corporation:
          Mail-Well Label Company, a Nova Scotia unlimited liability company

     Mail-Well Label USA, Inc., a Colorado corporation:



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